UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 3, 2006

BREITBURN ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As described in its final prospectus (the “Prospectus”) dated October 4, 2006 (File No. 333-134049) and filed on October 5, 2006 with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), BreitBurn Energy Partners L.P. (the “Partnership”) entered into an underwriting agreement on October 3, 2006 (the “Underwriting Agreement”) with BreitBurn GP, LLC, the general partner of the Partnership (the “General Partner”), BreitBurn Energy Company L.P. and RBC Capital Markets Corporation, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc. and Canaccord Adams Inc. (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 6,000,000 common units representing limited partner interests in the Partnership (“Common Units”) sold by the Partnership at a price to the public of $18.50 per Common Unit ($17.205 per Common Unit, net of underwriting discounts).  Pursuant to the Underwriting Agreement, the Partnership granted the underwriters a 30-day option to purchase up to an additional 900,000 Common Units on the same terms and conditions if the Underwriters sell more than 6,000,000 Common Units in the offering.  The sale of the Common Units under the Underwriting Agreement is expected to close on October 10, 2006.

In the Underwriting Agreement, the Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 3, 2006, Mr. Charles S. Weiss was appointed to the board of directors of BreitBurn GP, LLC, the general partner of the Partnership.  This appointment was effective upon pricing of the Partnership’s initial public offering on October 3, 2006.

Mr. Weiss is the Founder and Managing Partner of JOG Capital Inc., a position that he has held since July 2002.  In addition, Mr. Weiss served as Managing Director and Head of Royal Bank of Canada’s Capital Markets Energy Group, a position he held from October 2002 through May 2006.  From June 2001 to July 2002, Mr. Weiss pursued various investment opportunities, which included the establishment of JOG Capital Inc.  Previously, Mr. Weiss was the Managing Director and Head of the Energy and Power Group with Bank of America Securities from 1998 to June 2001.  Mr. Weiss obtained a B.A. in Physics from Vanderbilt University and an M.B.A. from the University of Chicago School of Business.

There is no arrangement or understanding between Mr. Weiss and any other persons pursuant to which he was selected as a director.  There are no relationships between Mr. Weiss and the General Partner and the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

1.1  Underwriting Agreement, dated October 3, 2006, among BreitBurn Energy Partners L.P., BreitBurn GP, LLC, BreitBurn Energy Company L.P. and RBC Capital Markets Corporation, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., and Canaccord Adams Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

		By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer and Director

Dated: October 6, 2006

EXHIBIT INDEX

Exhibit 1.1	—

Underwriting Agreement, dated October 3, 2006, among BreitBurn Energy Partners L.P., BreitBurn GP, LLC, BreitBurn Energy Company L.P. and RBC Capital Markets Corporation, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., and Canaccord Adams Inc.